As filed with the Securities and Exchange Commission on February 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rhythm Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	46-2159271
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

222 Berkeley Street

12th Floor

Boston, MA 02116

(857) 264-4280

(Address of principal executive offices) (Zip code)

Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan

(Full title of the plan)

David P. Meeker, M.D.

Chief Executive Officer, President and Chairman of the Board

Rhythm Pharmaceuticals, Inc.

222 Berkeley Street

12th Floor

Boston, MA 02116

(857) 264-4280

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With copies to:

Peter N. Handrinos, Esq.

Latham & Watkins LLP

John Hancock Tower

200 Clarendon Street

Boston, MA 02116

(617) 948-6060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,377,062 shares of the Registrant’s common stock to be issued pursuant to the Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan (the “Incentive Plan”). A Registration Statement of the Registrant on Form S-8 relating to the Incentive Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos. 333-220925, 333-223647, 333-229642, 333-236829, 333-253709, 333-263168 and 333-270231),  including any amendments thereto, filed with the Securities and Exchange Commission, relating to the Incentive Plan, are incorporated herein by reference.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Rhythm Pharmaceuticals, Inc., dated October 10, 2017 (incorporated by reference to Exhibit 3.1 to Rhythm Pharmaceuticals, Inc.’s Quarterly Report on Form 10-Q (File No. 001-38223) filed on May 4, 2020)

4.2	Amended and Restated Bylaws of Rhythm Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to Rhythm Pharmaceuticals, Inc.’s Current Report on Form 8-K (File No. 001-38223) filed on December 18, 2023)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan and Form of Option Agreement (incorporated by reference to Exhibit 10.2 to Rhythm Pharmaceuticals, Inc.’s Quarterly Report on Form 10-Q (File No. 001-38223) filed on November 14, 2017)

99.2	2017 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.18 to Rhythm Pharmaceuticals, Inc.’s Annual Report on Form 10-K (File No. 001-38223) filed on March 2, 2020)

107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 29, 2024.

RHYTHM PHARMACEUTICALS, INC.

By:	/s/ David P. Meeker, M.D.
David P. Meeker, M.D.
Chief Executive Officer, President and
Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David P. Meeker, M.D. and Hunter C. Smith, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Meeker, M.D.	Chief Executive Officer, President and Director	February 29, 2024
David P. Meeker, M.D.	(Principal Executive Officer)

/s/ Hunter C. Smith	Chief Financial Officer	February 29, 2024
Hunter C. Smith	(Principal Financial Officer)

/s/ Christopher P. German	Vice President, Corporate Controller	February 29, 2024
Christopher P. German	(Principal Accounting Officer)

/s/ Edward T. Mathers	Lead Director	February 29, 2024
Edward T. Mathers

/s/ Stuart Arbuckle	Director	February 29, 2024
Stuart Arbuckle

/s/ Camille L. Bedrosian, M.D.	Director	February 29, 2024
Camille L. Bedrosian, M.D.

/s/ Jennifer L. Good	Director	February 29, 2024
Jennifer L. Good

/s/ Christophe R. Jean	Director	February 29, 2024
Christophe R. Jean

/s/ David W. J. McGirr	Director	February 29, 2024
David W. J. McGirr

/s/ Lynn A. Tetrault, J.D.	Director	February 29, 2024
Lynn A. Tetrault, J.D.